Exhibit 10.100

FIFTH AMENDMENT TO OFFICE LEASE

This Fifth Amendment to Office Lease (the “Fifth Amendment”), dated January 27, 2006, is made by and between DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company, successor in interest to Brighton Enterprises, LLC, a California limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and KENNEDY- WILSON, INC. a Delaware corporation (“Tenant”), with offices at 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

WHEREAS,

A.            Wilshire-Camden Associates, a California limited partnership (“Wilshire-Camden”), Landlord’s predecessor-in-interest, pursuant to the provisions of that certain written Office Lease, dated August 19, 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999, and that certain Termination Agreement dated October 19, 1999 (collectively the “Original Lease”), leased to Tenant, and Tenant leased from Wilshire-Camden space in the property located at 9601 Wilshire Boulevard, Beverly Hills, California 90210 (the “Building”), commonly known as Suite 200 (the entire second floor), and Suite GL-15A/GL-9 (the “Original Premises”);

B.            Pursuant to that certain Third Amendment to Office Lease between Landlord’s predecessor-in-interest and Tenant dated December 20, 2002 (the “Third Amendment”), as amended by that certain Fourth Amendment to Office Lease dated September 11, 2003 (the “Fourth Amendment”), Tenant reduced its occupancy in the Building to a portion of Suite 200 renamed as Suite 220 (the “Existing Premises”), and extended the term of the Lease to expire on June 30, 2010 (the “Termination Date”);

C.            The Original Lease, the Third Amendment and the Fourth Amendment shall be collectively referred to herein as the “Lease”);

D.            On or about January 20, 2006, DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company acquired Brighton Enterprises, LLC, a California limited liability company’s right title and interest in the Lease;

E.             Tenant wishes to expand its occupancy within the Building to include additional office space adjacent to the Existing Premises in the Building, commonly known as a portion of Suite 270 (the “Expansion Premises”), as shown on Exhibit A-I, which expansion Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this Fifth Amendment; and

F.             Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease;

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.                                      Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease, as amended shall hold the same meaning for the purposes of this Fifth Amendment.

2.                                      Expansion Date and Expansion Term. The expansion contemplated hereunder shall be effective the next business day after the date Landlord substantially completes the improvements contemplated under Paragraph 11.1 below (the “Expansion Date”), and continue for such period of time, co-terminus with the term of the Lease for the Existing Premises, the Termination Date, unless sooner terminated (the “Expansion Term”). For the purposes of establishing the Expansion Date, substantial completion shall be defined as that point in the construction process when all of the Landlord’s Work to be performed under Paragraph 11.1 below has been completed in such a manner that Tenant could, if it took possession of the Expansion Premises, enjoy beneficial occupancy thereof. Tenant’s taking delivery of keys to the Expansion Premises shall constitute Tenant’s acknowledgment that Landlord has substantially completed the Landlord’s Work, and that the Expansion Premises is in good condition and order. The anticipated Expansion Date is January 15, 2006. Landlord and Tenant shall promptly execute an amendment to the Lease (the “Sixth Amendment”), confirming the finalized Expansion Date, and Expansion Term, as soon as they are confirmed.

If for any reason (including Landlord’s inability to complete the Landlord’s Work called for hereunder) Landlord is unable to deliver possession of the Expansion Premises to Tenant on the anticipated Expansion Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession.. However, solely with respect to the Expansion Premises, Tenant shall not be obligated to pay any increase in the Base Rent or Additional Rent, as called for hereunder with respect to the Expansion Premises, until the Expansion Date (as defined and confirmed in this paragraph). Except for such delay in the commencement of Rent, Landlord’s failure to give possession of the Expansion Premises on the anticipated Expansion Date shall in no way affect Tenant’s obligations hereunder.

If possession of the Expansion Premises is not tendered by Landlord within one hundred twenty (120) days after the anticipated Expansion Date, then Tenant shall have the right to terminate the provisions of this Fifth Amendment with respect to the Expansion Premises only by giving written notice to Landlord within ten (10) days after such failure. If such notice of termination is not given by Tenant within said ten (10) day period, then the provisions of this Fifth Amendment shall continue in full force and effect.

If due to “Force Majeure” (as defined in Lease Section 27.04), Landlord is unable to tender possession of the Expansion Premises within one hundred fifty (150) days after the anticipated Expansion Date, then this Fifth Amendment with respect to the Expansion Premises only, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further documentation being required.

3.                                      Expansion of Premises. As of the Expansion Date, the definition of the Premises shall be revised to include both the Existing Premises and the Expansion Premises, and wherever in the Lease the word “Premises” or “Suite 220” is found, it shall thereafter refer to both the Existing Premises and the Expansion Premises together, as if the same had been originally included in said Lease, except to the extent of the certain provisions in this Fifth Amendment which shall continue to exclusively apply to the Expansion Premises for the duration of the Expansion Term, as extended.

As of the Expansion Date, the Usable Area of the Existing Premises shall increase by approximately 1,013 square feet from approximately 9,731 square feet to approximately 10,744 square feet and the Rentable Area of the Existing Premises shall increase by approximately 1,221 square feet from approximately 11,947 square feet to approximately 13,168 square feet.

4.                                      Measurement of Expansion Premises. Landlord and Tenant agree that the Usable Area of the Expansion Space has been measured according to the June, 1996 standards published by the Building Owners’ and Managers’ Association (“BOMA”), and that Landlord is utilizing a deemed loss factor of 20.53% to compute the Rentable Area of the Expansion Space. Rentable Area herein is calculated as 1.2053 times the estimated Usable Area, regardless of what the actual square footage of the common areas of the Building may be, and whether or not they are more or less than 20.53% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

5.                                      Revision to Base Rent. Commencing on the Expansion Date and continuing through June 30, 2006, the monthly installment of Base Rent payable by Tenant for the Expansion Premises shall be $4,395.60 per month.

Commencing on July 1, 2006 and continuing through June 30, 2007, the monthly installment of Base Rent payable by Tenant for the Expansion Premises shall increase from $4,395.60 per month to $4,527.47 per month.

Commencing on July 1, 2007 and continuing through June 30, 2008, the monthly installment of Base Rent payable by Tenant for the Expansion Premises shall increase from $4,527.47 per month to $4,663.29 per month.

Commencing on July 1, 2008 and continuing through June 30, 2009, the monthly installment of Base Rent payable by Tenant for the Expansion Premises shall increase from $4,663.29 per month to $4,803.19 per month.

Commencing on July 1, 2009 and continuing and continuing throughout the remainder of the Expansion Term, the monthly installment of Base Rent payable by Tenant for the Expansion Premises shall increase from $4,803.19 per month to $4,947.29 per month.

6.                                      Revision to Base Year. As of the Expansion Date, the Base Year for Tenant’s payment of increases in Property Taxes and Operating Expenses, solely as it relates to the Expansion Premises, shall be calendar year 2006.

7.                                      Revision to Tenant’s Percentage Share. Tenant’s Percentage Share of increases in Property Taxes and Operating Expenses over the Base Year, solely as it relates to the Expansion Premises, shall be 0.46%.

8.                                      Increase in Security Deposit. Landlord acknowledges that it currently holds the sum of $47,284.47 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the term for the Existing Premises and Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Fifth Amendment, Tenant shall tender the sum of $4,947.29, which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the term for the Existing Premises and Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $52,231.76 as a Security Deposit on behalf of Tenant. •

9.                                      Intentionally Omitted.

10.                               Parking. As of the Expansion Date, Tenant is entitled to purchase an additional three (3) unreserved parking permits pursuant to the Lease and at the prevailing monthly Building parking rates then in effect, which monthly rates may change from time to time, in Landlord’s sole discretion.

11.                               Acceptance of Premises. Tenant acknowledges that (i) it has been in possession of the Existing Premises for over two (2) years, and (ii) to the best of Tenant’s knowledge, as of the date hereof, it has no claim against Landlord in connection with the Existing Premises or the Lease. Tenant has made its own inspection of and inquiries regarding the Expansion Premises, which is already unproved. Therefore, except to the extent of the Landlord’s Work to be performed by Landlord’s contractor pursuant to Paragraph 11.1 below, Tenant accepts the Expansion Premises in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Premises or the Building for the purposes intended by Tenant.

11.1                        Tenant Improvements-Expansion Premises. Prior to the Expansion Date, (and concurrent with Tenant’s occupancy of the Existing Premises which shall not entitle Tenant to any set-off or rent abatement for the Existing Premises), Landlord agrees to perform the following improvements in the Expansion Premises, at Landlord’s sole expense (the “Landlord’s Work”):

(a)                                  Demolish and remove three (3) walls, in the area indicated on Exhibit B attached hereto and incorporated herein;

(b)                                 Repaint the interior wails previously painted, using Building standard materials and a maximum of two coats of paint previously selected by Tenant; and

(c)                                  Replace the carpeting, base molding and padding (only if the padding is deteriorated), using Building standard materials previously selected by Tenant (collectively the “Landlord’s Work”).

If Tenant elects to make any other improvements to the Premises during the Expansion Term or the term for the Existing Premises, the same shall be considered an “Alteration”, to be completed by Tenant, at Tenant’s sole expense, pursuant to the provisions of the Lease, Article 9, Section 9.01.

12.                               Option to Extend the Expansion Term.

12.1                        Paragraph 12.1. Option to Extend Expansion Term.

12.2                        Option to Extend Term. Provided Tenant is not in material default after the expiration of notice and the opportunity to cure on the date or at any time during the remainder of the Expansion Term after Tenant gives notice to Landlord of Tenant’s intent to exercise its rights pursuant to this Paragraph 12, Tenant is given the option to extend the term for an additional Five (5) year period (the “Suite 270-Extended Term”), commencing the next calendar day after the expiration of the Expansion Term (the “Suite 270-Option”). The Suite 270-Option shall apply only to the entirety of the Expansion Premises, and Tenant shall have no right to exercise the Suite 270-Option as to only a portion of the Expansion, Premises. Further the Suite 270- Option is separately exercisable by Tenant from the Option to Extend the Suite 220 Term as set forth in Paragraph 12 of the Third Amendment, and intended to apply only to the Expansion Premises.

Tenant’s exercise of this Suite 270-Option is contingent upon Tenant giving written notice to Landlord (the “Suite 270-Option Notice”) of Tenant’s election to exercise its rights pursuant to this Suite 270-Option by Certified Mail, Return Receipt Requested, no more than twelve (12) and no less than nine (9) months prior to the Termination Date.

12.3                        Monthly Base Rent Payable. The Base Rent payable by Tenant during the Suite 270- Extended Term (“Suite 270-Option Rent”) shall be equal to the Fair Market Value of the Expansion Premises as of the commencement date of the Suite 270-Extended Term. The term “Fair Market Value” shall be defined as the effective rent reasonably achievable by Landlord, and shall include but not be limited to, all economic benefits obtainable by Landlord, such as monthly Base Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all other monetary or non-monetary consideration that may be given in the market place to a non-renewal tenant, as is chargeable for a similar use of comparable space in the Beverly Hills area of the Expansion Premises. Said computation shall specifically be based on the Expansion Premises in its “as-is” condition.

Landlord and Tenant shall have thirty (30) days (the “Suite 270-Negotiation Period”) after Landlord receives the Suite 270-Option Notice in which to agree on the Fair Market Value. If Landlord and Tenant agree on the Fair Market Value during the Suite 270-Negotiation Period, they shall immediately execute an amendment to the Lease extending the Expansion Term and stating the Fair Market Value.

12.4                        Appraisers to Set Fixed Rent. If Landlord and Tenant are unable to agree on the Fair Market Value during the Suite 270-Negotiation Period, then:

(a)                                  Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Expansion Premises are located, and shall provide written notice to the other party of the identity and address of the appraiser so appointed.

Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Suite 270-Negotiation Period.

(b)                                 Within thirty (30) days of having been appointed to do so (the “Suite 270-Appraisal Period”), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Suite 270-Extended Term. In setting the Fair Market Value, the appraisers shall solely consider the use of the Expansion Premises for general office purposes.

12.5                        Failure by Appraisers to Set Fair Market Value. If the two (2) appointed appraisers are unable to agree on the Fair Market Value within ten (10) days after expiration of the Suite 270- Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity far either Landlord or Tenant. Landlord and Tenant shall each bear one half of the costs of the third appraiser’s fee.

Within thirty (30) days after the selection of the third appraiser (the “Second Suite 270- Appraisal Period”) the Fair Market Value for the Suite 270-Extended Term shall be set by a majority of the appraisers now appointed.

If a majority of the appraisers are unable to set the Fair Market Value within the Second Suite 270-Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Suite 270-Extended Term.

However, if the Low appraisal or high appraisal varies by more than ten percent (10%) from the middle appraisal, then one (1) or both shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall he the Fair Market Value. If both the low and high appraisal are disregarded, the middle appraisal shall be the Fair Market Value for the Expansion Premises during the Suite 270-Extended Term. The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and Landlord and Tenant shall immediately execute an amendment to the Lease, extending the Term and revising the Base Monthly Rent payable pursuant to the Fair Market Value so established.

Landlord or Tenant’s failure to execute such amendment establishing the Fair Market Value within fifteen (15) days after the other party’s request therefore shall constitute a material default under the Lease, and if Tenant is the party failing to so execute, this Suite 270-Option shall become null and void and of no further force or effect.

12.6                        No Right of Reinstatement or Further Extension. Once Tenant has either failed to exercise its rights to extend the term pursuant to this Paragraph 12 or failed to execute the amendment called for hereunder, it shall have no right of reinstatement of its Suite 270-Option to Extend the Expansion Term, nor shall Tenant have any right to a further extension of the Expansion Term beyond the period stated in Paragraph 12.1 hereinabove.

12.7                        No Assignment of Suite 270-Option. This Suite 270-Option is personal to the original Tenant signing the Lease, and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an unaffiliated entity and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Expansion Premises.

13.                               Amended and Restated SNDAA. Tenant, and Triangle Lenders, LLC a California limited liability company, as Leasehold Mortgagee, and Douglas Emmett Realty Fund 2000, a California limited partnership (predecessor in interest to Douglas Emmett 2000, LLC, a Delaware limited liability company) entered into that certain Subordination, Non-Disturbance and Attornment Agreement dated December 20, 2002 (the “Triangle SNDAA”). In as much as Landlord and Tenant have entered into the Fourth Amendment and are concurrently herewith entering into this Fifth Amendment, then the parties agree to enter into an Amended and Restated SNDAA substantially in the form attached hereto as Exhibit C and incorporated herein.

14.                               Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Fifth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fifth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

15.                               Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fifth Amendment other than Douglas, Emmett and Company and 1Cennedy-Wilson Properties, Ltd. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Fifth Amendment.

16.                               Successors and Heirs. The provisions of this Fifth Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

17.                               Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Fifth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

18.                               Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

19.                               Governing Law. The provisions of this Fifth Amendment shall be governed by the laws of the State of California.

20.                               Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

21.                               Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Premises, as contemplated under this Fifth Amendment, until both Landlord and Tenant have executed and delivered this Fifth Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Fifth Amendment.

22.                               Conflict. If any conflict exists between the terms or provisions of the Lease and terms or provisions of this Fifth Amendment, the terms and provisions of this Fifth Amendment shall govern and control.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the later of the date(s) written below.

LANDLORD:		TENANT:

DOUGLAS EMMETT 2000, LLC		KENNEDY-WILSON, INC.
a Delaware limited liability company,		a Delaware corporation

By:	DOUGLAS, EMMET AND COMPANY,
a California corporation,
its agent

By:	/s/ Michael J. Means	By:	/s/ Freeman Lyle
	Michael J. Means, Vice President	Name: Freeman Lyle
Its: EVP-CEO

By:
Name:
Its:

Dated :		Dated :

EXHIBIT’ A-1 — EXPANSION PREMISES PLAN

Suite 270 at 9601 Wilshire Boulevard, Beverly Hills, California 90210

Rentable Area: approximately 1,221 square feet

Usable Area: approximately 1,013 square feet

(To be re-measured pursuant to the provisions of Paragraph 4 of the Fifth Amendment to Office Lease)

EXHIBIT B — LANDLORD’S WORK-DEMOLITION

9601 Wilshire Boulevard

Suite 270
Approximately 1,221 Rentable Square Feet
Proposed Spec Suite

NOT TO SCALE

FIFTH AMENDMENT TO OFFICE LEASE

EXHIBIT C — FORM OF AMENDMENT AND RESTATED SNDAA

TRIANGLE LENDERS, LLC,
a California limited liability company

DOUGLAS EMMETT 2000, LLC
a Delaware limited liability company

AND

KENNEDY-WILSON, INC. A DELAWARE CORPORATION
a Delaware corporation

AMENDED AND RESTATED SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated: January 27, 2006

Location: 9601 Wilshire Boulevard,
Beverly Hills, California 90210

AMENDED AND RESTATED SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(Lease)

THIS AGREEMENT is made as of January 27, 2006 between TRIANGLE LENDERS, LLC, a California limited liability company, having an address at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 (the “Leasehold Mortgagee”), DOUGLAS EMMETT 2000, LLC a Delaware limited liability company (successor to Douglas Emmett Realty Fund 2000, a California limited partnership) having an address at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 (the “DE LLC”), and KENNEDY-WILSON, INC a Delaware corporation, having an office at 9601 Wilshire Boulevard, Suite 220, Beverly. Hills, California 90210 (the “Tenant”);

W I TNESSETH:

WHEREAS Douglas Emmett Realty Fund 2000, a California limited partnership, as ground lessor (“DERF 2000”) and Wilshire-Camden Associates, a California limited partnership as ground lessee, (“WCA”) are the original parties to that certain Amended and Restated Ground Lease dated as of December 20, 2001, which ground lease was amended by that certain First Amendment to Amended and Restated Ground Lease dated as of January 17, 2006 executed by and between DE LLC, successor-in-interest to DERF 2000 as ground lessor and Brighton Enterprises, LLC, a California limited liability company (“Brighton”), successor-in-interest to WCA as ground lessee (said ground lease, as so amended, being referred to herein as the “Ground Lease”), pursuant to which WCA leased certain land located in the County of Los Angeles, City of Beverly Hills and State of California, known as 9601 Wilshire Boulevard, as more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”) from the DERF 2000;

WHEREAS DE LLC is now the successor-in-interest of both DERF 2000’s ground lessor interest in the Ground Lease and Brighton’s ground lessee interest in the Ground Lease and the Ground Lease remains in effect;

WHEREAS the Leasehold Mortgagee is the present owner and holder of a certain deed of trust or deeds of trust (the “Leasehold Deed of Trust”) encumbering the ground lessee’s interest in the Ground Lease, as well as that certain office building together with the four-level subterranean parking garage located on the Land (the “Improvements”);

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Improvements under and pursuant to the provisions of a certain written Office Lease with Ground Lessee, as landlord, dated August 19, 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999, that certain Termination Agreement dated October 19, 1999, that certain Third Amendment to Office Lease dated December 20, 2002, that certain Fourth Amendment to Office Lease dated September 11, 2003 (whereby Tenant reduced its occupancy in the Building to exclude Suite GL- l 5A and GL-9, and a portion of Suite 200 and the remaining portion occupied by Tenant was renamed as Suite 220), and that certain Fifth Amendment to Office Lease dated of even date herewith (whereby Tenant wishes to expand its occupancy in the Building to include Suite 270) (collectively the “Lease”); and

WHEREAS the Tenant has agreed to subordinate the Lease to the Leasehold Deed of Trust and the Ground Lease, and to the lien of each of the same, and the Leasehold Mortgagee and DE LLC have each agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Leasehold Mortgagee, DE LLC and the Tenant hereby covenant and agree as follows:

1              The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to (i) the Leasehold Deed of Trust and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Leasehold Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease, and (ii) the Ground Lease and all of the terms, covenants and provisions thereof and to any and all amendments, modifications, replacements and extensions thereof, and to any and all amounts required to be paid thereunder, with the same force and effect as if the Ground Lease had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2              The Leasehold Mortgagee and DE LLC, respectively, agree that provided (i) the Term for Suite 220, and the Expansion Term for Suite 270 shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall be in possession of the premises demised under the Lease, including Suite 270, (iii) the Lease shall be in full force and effect, and (iv) the Tenant shall not be in material default beyond any notice and grace period under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder, the right of possession of Tenant and its tights and privileges to the leased premises shall not be terminated, affected or disturbed by (a) the Leasehold Mortgagee in the exercise of any of its rights under the Leasehold Deed of Trust and any sale of the Improvements pursuant to the exercise of any rights and remedies under the Leasehold Deed of Trust or otherwise shall be made subject to Tenant’s right of possession under the Lease, and (b) DE LLC in the exercise of any of its rights under the Ground Lease and any termination of the Ground Lease pursuant to the exercise of any rights and remedies under the Ground Lease or otherwise shall be made subject to Tenant’s right of possession under the Lease. Further, the Leasehold Mortgagee and DE LLC, respectively, agree not to join Tenant as a party defendant in any action or proceeding foreclosing the Leasehold Deed of Trust unless such joinder is necessary to foreclose the Leasehold Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease.

3              The Tenant agrees that (i) if the Leasehold Mortgagee or any successors in interest to the Leasehold Mortgagee shall become the owner of the Improvements and the leasehold interest in the Ground Lease by reason of the foreclosure of the Leasehold Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, or (ii) if the Ground Lease is terminated, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Leasehold Mortgagee and DE LLC, as applicable, and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Leasehold Mortgagee and DE LLC, as applicable, and the Leasehold Mortgagee and DE LLC, as applicable, agrees to accept such attornment, provided, however, that the Leasehold Mortgagee , shall not be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined) pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant, (ii) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure, sale or termination, as applicable, (iii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, (iv) required to make any repairs to the Premises (as hereinafter defined in Paragraph 10 below) and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation except as provided under the Lease, (v) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but bad not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (vi) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Leasehold Mortgagee shall become the owner of the Premises, (vii) liable for any security deposit or other monies not actually received by the Leasehold Mortgagee.

4              The Tenant shall not, without the prior written consent of the Leasehold Mortgagee (which consent shall not be unreasonably withheld) (i) enter into any agreement decreasing the amount of rent payable under the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dale thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof except as expressly permitted by the terms of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Leasehold Mortgagee shall not be binding on the Leasehold Mortgagee.

5              INTENTIONALLY OMITTED.

6              Tenant agrees to give the Leasehold Mortgagee a copy of any notice of default served upon the Landlord by Tenant, and agrees that, notwithstanding any provisions of the Lease to the contrary, no such notice of default shall be effective unless the Leasehold Mortgagee shall have received a copy of said notice of the material default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within sixty (60) days after receipt of such copy of said notice to cure such material default or remedy such circumstance, or if such material default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such copy of said notice to commence and to thereafter diligently pursue any action’ necessary to cure such material default or remedy such circumstance, as the case may be. Upon such time being allowed to cure such default expiring without cure, Tenant shall be entitled to all of its rights and remedies under the Lease on account of Landlord’s default.

7              Anything herein or in the Lease to the contrary notwithstanding, in the event that the Leasehold Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Leasehold Mortgagee shall not have any obligation, nor incur any liability, beyond the then interest, if any, of the Leasehold Mortgagee in the Premises and the Tenant shall look exclusively to such interest of the Leasehold Mortgagee, if any, in the Premises for the payment and discharge of any obligations imposed upon the Leasehold Mortgagee hereunder or under the Lease and the Leasehold Mortgagee is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Leasehold Mortgagee the Tenant shall look solely to the estate or interest owned by the Leasehold Mortgagee in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Leasehold Mortgagee.

8              Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Leasehold Mortgagee:

Triangle Lenders, LLC
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to DE LLC:

Douglas Emmett 2000, LLC

c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to the Tenant:

Kennedy-Wilson, Inc.

West Coast Acquisition and Asset Management
9601 Wilshire Boulevard, Suite 220
Beverly Hills, California 90210
Attention: Mr. Robert Hart

w/ copy to:

Kulik, Gottesman, & Mouton, LLP

15303 Ventura Boulevard, Suite 1400
Sherman Oaks, California 91403
Attention: Francisco Aparicio, Esq.

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant, the Leasehold Mortgagee and/or DE LLC. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

9              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10            The term “Leasehold Mortgagee” as used herein shall include the successors and assigns of the Leasehold Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Leasehold Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, The term “DE LLC” as used herein shall include the successors and assigns of 1)E LLC and any person, party or entity which shall become the owner of the Improvements by reason of a termination of the Ground Lease. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Premises” as used herein shall mean the Land, the Improvements, any other improvements now or hereafter located on the Land and/or the estates therein encumbered by the Leasehold Deed of Trust and/or the Ground Lease.

11            This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

12            This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

13            This Agreement shall have no force and effect until all parties to the Agreement have executed and notarized the Agreement and fully executed originals have been delivered to all parties to the Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the later of the date(s) written below.

TRIANGLE LENDERS, LLC,
a California limited liability company

By: Douglas Emmett Realty Advisors,
a California corporation,
Manager

By:

Name:

Title:

Dated:

DOUGLAS EMMETT 2000, LLC
a Delaware limited liability company

By: Douglas Emmett and Company,
a California corporation,
its Agent

By:

Name:

Title:

Dated:

KENNEDY-WILSON, INC., a Delaware corporation

By:	/s/ Freeman Lyle

Name: Freeman Lyle

Its: EVP-CFO

Dated: 1/31/06

STATE OF                                 )

) ss:

COUNTY OF                            )

On                                 , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

STATE OF                                 )

) ss:

COUNTY OF                            )

On                                 , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

STATE OF                                 )

) ss:

COUNTY OF                            )

On                                 , before me,                                                                    a Notary Public, personally appeared                      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed In the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

My Commission Expires:

EXHIBIT “A”

LEGAL DESCRIPTION

Lots 8, 9, 10, 11, 12, 13 and 14, in Block 18, of Beverly, in the City of Beverly Hills, County of Los Angeles, State of California, as per map recorded in Book 11, Pages 94 and 95 of Maps, in the Office of the County Recorder of said County.